UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2019

ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Team Youn Bio Medicine International Corp. Limited Flat/Rm 1006 10/F Hang Seng Tsim Sha Tsui Bldg 18 Carnarvon Road, Tsim Sha TsuiI, KL, Hong Kong
(Address of principal executive offices)

+8613691884662

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Principal Accountant

1. On January 23, 2019, Eternity Healthcare Inc. (the “Company”) dismissed Marcum Bernstein & Pinchuk LLP (“MBP”) as its independent registered principal accounting firm. MBP has been the Company’s independent registered principal accounting firm since January 29, 2018 and issued a report on the Company’s financial statements for the year ended April 30, 2018. MBP’s report on the Company’s financial statements for the fiscal year ended April 30, 2018 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern. The decision to change auditors was approved by the Board of Directors of the Company.

2. During the year ended April 30, 2018 and the subsequent interim periods through the date of this filing, (i) the Company has not had any disagreements with MBP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to MBP’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods, and (ii) there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except that the Company’s internal controls over financial reporting were not effective due to the existence of material weaknesses in the Company’s internal control over financial reporting, identified in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 6, 2018 relating to: (1) lack of accounting personnel with the requisite knowledge of Generally Accepted Accounting Principles in the US (“GAAP”) and the financial reporting requirements of the Securities and Exchange Commission; (2) insufficient written policies and procedures to ensure the correct application of accounting and financial reporting with respect to the current requirements of GAAP and SEC disclosure requirements; and (3) lack of segregation of duties, in that we only had one person performing all accounting-related duties. The Audit Committee and Board of Directors of the Company discussed the material weaknesses with MBP. The Company has authorized MBP to respond fully to the inquiries of the successor accountant of the Company concerning the material weaknesses. There is no disagreement with MBP on the above matters.

3. The Company has provided MBP with a copy of disclosures it is making in this Form 8-K and requested that MBP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of MBP’s letter dated January 23, 2019, is filed as Exhibit 16.1 hereto.

(b) Engagement of Principal Accountant

1. On January 23, 2019, the Company engaged Simon & Edward, LLP (“SE”) as its registered independent public accountants. The decision to engage SE was approved by the Board of Directors of the Company.

2. During the Company’s two most recent fiscal years ended April 30, 2018, and through the date of this filing, the Company did not consult with SE on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and SE did not provide either a written report or oral advice to the Company that SE concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or (iii) a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from Marcum Bernstein & Pinchuk LLP dated January 23, 2019 (filed with the original filing of this report on January 23, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNITY HEALTHCARE INC.

January 25, 2019	By:	/s/ Wei Tao Wang
Wei Tao Wang
President and Chief Executive Officer

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